Exhibit 3.1

Electronic Articles of Incorporation For	P03000071168 FILED June 26, 2003 Sec. Of state

MY COMPLETE CARE, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
MY COMPLETE CARE, INC.

Article II
The principal place of business address:
5630 PACIFIC BLVD.
SUITE 819
BOCA RATON, FL. 33433

The mailing address of the corporation is:
5630 PACIFIC BLVD.
SUITE 819
BOCA RATON, FL. 33433

Article III
  The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is:
1

Article V
The name and Florida street address of the registered agent is:
EDGAR ARVELO
5630 PACIFIC BLVD.
SUITE 819
BOCA RATON, FL. 33433

I certify that I am familiar with and accept the responsibilities of registered agent.	P03000071168 FILED June 26, 2003 Sec. Of state

Registered Agent Signature:   EDGAR ARVELO

Article VI
The name and address of the incorporator is:
EDGAR ARVELO
5630 PACIFIC BLVD.
SUITE 819
BOCA RATON, FL 33433

Incorporator Signature:   EDGAR ARVELO

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: CEO
EDGAR ARVELO
5630 PACIFIC BLVD., SUITE 819
BOCA RATON, FL. 33433